Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

TO

TENDER SHARES OF COMMON STOCK

OF

LOGILITY, INC.

(Not to be Used for Signature Guarantees)

The Offer and Withdrawal Rights Will Expire at 12:00 Midnight, New York

City Time, on June 22, 2009, Unless the Offer Is Extended.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates (“Certificates”) evidencing shares of common stock, no par value (the “Shares”), of Logility, Inc., a Georgia corporation (“Logility”), are not immediately available, (ii) if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date (as defined in the section of the Offer to Purchase entitled “The Tender Offer—Section 1—Terms of the Offer; Expiration Date”), or (iii) if time will not permit all required documents to reach the Depositary prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See the section of the Offer to Purchase entitled “The Tender Offer—Section 3—Procedures for Tendering Shares.”

The Depositary for the Offer is:

By Mail or Overnight Courier:	By Hand:

American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane Concourse Level New York, NY 10038

For assistance call (877) 248-6417 or (718) 921-8317

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via a facsimile transmission other than as set forth above, will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution,” such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in “The Tender Offer—Section 3—Procedures for Tendering Shares”) and Certificates representing the Shares to the Depositary within the time period specified herein. Failure to do so could result in financial loss to the Eligible Institution.

Ladies and Gentlemen:

The undersigned hereby tenders to American Software, Inc., a Georgia corporation (“American Software”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 22, 2009 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with the Offer to Purchase, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure described in the section of the Offer to Purchase entitled “The Tender Offer—Section 3—Procedures for Tendering Shares.”

Number of Shares:

Share Certificate Number(s) (if available):

Please check this box if Shares will be tendered by book-entry transfer: ☐

Account Number:

Date:

Name of Record Holder(s):

Address:

Telephone. No.:

Signature(s):

Dated:

GUARANTEE

(Not to be Used for Signature Guarantees)

The undersigned, a firm which is a member in the Security Transfer Agent’s Medallion Program, the New York Stock Exchange Medallion Program, the Stock Exchange Medallion Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), guarantees to deliver to the Depositary, at one of its addresses set forth above, either Certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any other required documents, all within three NASDAQ trading days after the Expiration Date (as defined under “The Tender Offer—Section 1—Terms of the Offer; Expiration Date” in the Offer to Purchase).

Name of Firm:

Authorized Signature:

Name (Please Type or Print):

Title:

Address:

Zip Code:

Telephone No.:

Dated:

Note: Do not send Shares with this form; Shares should be sent with your Letter of Transmittal so that they are received by the Depositary within three NASDAQ trading days after the Expiration Date (as defined under “The Tender Offer—Section 1—Terms of the Offer; Expiration Date” in the Offer to Purchase).